Exhibit 99.1
Hanmi Financial Corporation Reports
First Quarter 2010 Financial Results
LOS ANGELES – April 29, 2010 – Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, today reported a first quarter net loss of $49.5 million, or $0.97 per share, primarily driven by $58.0 million in credit loss provisions, compared to a net loss of $17.2 million, or $0.37 per share, in the first quarter a year ago when it took a $46.0 million provision.
“Although we continue to face challenging economic conditions, we are making progress preserving liquidity, growing core deposits, building reserves for loan losses, and expanding our net interest margin,” said Jay S. Yoo, President and Chief Executive Officer. “As a result of continuing problems with our loan portfolio, we once again set aside a substantial provision for loan losses. The impact of the elevated levels of provision for loan losses, the change in deferred tax asset valuation and rising costs associated with loan and OREO workout expenses are the primary contributors to our current quarter loss.
“We are also making progress on achieving full compliance with previously announced regulatory requirements by strengthening our capital position, improving asset quality, and enhancing liquidity,” Yoo continued. “Our progress in the first quarter of the year is noteworthy, with a strong liquidity position, reduced loan and securities portfolios, and solid interest from investors to bring in fresh capital.”
First Quarter 2010 Highlights (as of and for the quarter ended March 31, 2010 compared to March 31, 2009)
•	The allowance for loan losses increased 69% to $177.8 million, or 6.63% of total loans.

•	Core deposits, which exclude brokered deposits and jumbo CDs, increased by 9.8% or $137.7 million to $1.54 billion, reflecting the continued strong support of the local community. Non-interest bearing demand deposits grew 6% year over year and 3% in the quarter to $575.0 million, and now account for 22% of total deposits.

•	Continuing successful deleveraging of the balance sheet resulted in assets declining 22% to $3.02 billion, with gross loans down 19%, securities down 31%, and Federal Home Loan Bank advances down 51%.

•	Net interest margin expanded 23 basis points in the quarter and 119 basis points year over year to 3.69%, reflecting a 38 basis point drop in the quarter and 140 basis points year over year in the total cost of funds.
Capital Adequacy
“We continue to work with a sense of urgency toward the goal of adding capital in order to improve our capital position,” said Yoo. “We are encouraged by the recent influx of new capital into the local market, and hope that investors will continue to favor our financial sector. Our goal is to raise enough new equity to strengthen our capital ratios and provide us with the capital strength to emerge from these challenging economic times.”
At March 31, 2010, the Bank’s Tier 1 Leverage was 5.68%; Tier 1 Risk-Based Capital was 6.49% and Total Risk-Based Capital Ratio was 7.81%. The ratio of tangible shareholders’ equity to total tangible assets for the first quarter was 5.89% compared to 7.13% at December 31, 2009.

Asset Quality
“With more than 80% of our loans in Southern California, our business is greatly influenced by the local economy, which has been quite difficult for the people and businesses of Los Angeles for the past two years. While the Los Angeles County Economic Development Corporation forecasts gradual economic improvement during 2010 and 2011 in its February report, the recovery has yet to provide relief to the commercial and residential real estate markets we serve,” said Yoo. “Consequently, we continue to see adverse results in our loan portfolio.”
Non-performing loans (NPLs) totaled $262.2 million, or 9.77% of gross loans at March 31, 2010, compared with $219.1 million, or 7.77% of gross loans at December 31, 2009, and $156.3 million or 4.71% of gross loans at March 31, 2009. Of the total non-performing loans $94.8 million or 36.14% were current on payments. The majority of these non-performing loans are supported by collateral. As of March 31, 2010, the bank has recorded an impairment reserve of $27.2 million on these non-performing loans. Of the increase in first quarter non-performing loans, 75% is related to a $32.6 million bridge loan secured by 29 acres of vacant land in Northern California that moved into the non-performing category. “We are currently talking with interested parties for the future sale of this property without a significant loss,” Yoo noted. The following table shows nonperforming loans by loan category:

		% of Total		% of Total		% of Total
(‘000)	3/31/2010	NPL	12/31/2009	NPL	3/31/2009	NPL

Real Estate Loans:
Commercial Property	95,388	36.4%	60,117	27.4%	15,576	10.0%
Construction	7,179	2.7%	12,541	5.7%	39,198	25.1%
Residential Property	5,457	2.1%	5,979	2.7%	1,616	1.0%
Commercial & Industrial Loans:
Owner Occupied Property	115,384	44.0%	97,008	44.3%	65,934	42.2%
Other Commercial & Industrial	38,043	14.5%	42,732	19.5%	33,076	21.2%
Consumer Loans	782	0.3%	689	0.3%	930	0.6%

TOTAL NPLs	262,232	100.0%	219,067	100.0%	156,330	100.0%

Other real estate owned (OREO) has declined in the past two quarters and now stands at $22.4 million at March 31, 2010, down from $26.3 million at December 31, 2009 and up from $1.2 million a year ago. During the first quarter, $3.9 million of OREO was sold and $4.4 million of nonaccrual loans were foreclosed. “We have been aggressive in selling loans prior to foreclosure,” said Yoo. Total non-performing assets were $284.6 million, or 9.49% of total assets at March 31, 2010, compared to $245.4 million, or 7.76% of total assets at December 31, 2009, and $157.5 million, or 4.06% of total assets at March 31, 2009.
Delinquent loans (DLs) on accrual status were $68.6 million or 29.1% at March 31, 2010, up from $41.2 million or 22.1% at December 31, 2009, and $48.0 or 29.2% at March 31, 2009. The following table shows DLs on accrual status by loan category:

		% of Total		% of Total		% of Total
(‘000)	3/31/2010	Delinquency	12/31/2009	Delinquency	3/31/2009	Delinquency

Real Estate Loans:
Commercial Property	17,455	7.4%	3,650	2.0%	9,518	5.8%
Residential Property	284	0.1%	864	0.5%	115	0.1%
Commercial & Industrial Loans:
Owner Occupied Property	37,348	15.8%	23,828	12.8%	21,995	13.4%
Other Commercial & Industrial	13,119	5.6%	11,851	6.4%	15,756	9.6%
Consumer Loans	433	0.2%	958	0.5%	661	0.4%

Total DLs (Accrual Status)	68,640	29.1%	41,151	22.1%	48,046	29.2%

At March 31, 2010, the allowance for loan losses increased 22.64% to $177.8 million, or 6.63% of gross loans and 67.81% of NPLs, compared to $145.0 million, or 5.14% of gross loans and 66.19% of NPLs at December 31, 2009, and $104.9 million, or 3.16% of gross loans and 67.13% of NPLS at March 31, 2009. First-quarter charge-offs, net of recoveries, were $26.4 million compared to $57.3 million in the prior quarter and $11.8 million in the first quarter of 2009.
The increase in the allowance for loan losses was mainly due to an increase in quantitative reserves to $120.0 million from $90.1 million at December 31, 2009. The impaired loan reserves totaled $27.2 million, up from $23.1 million at December 31, 2009 and the qualitative reserve portion of the allowance slightly decreased to $30.5 million from $31.6 million at the end of the fourth quarter.
Balance Sheet
Reflecting the Bank’s ongoing program to de-leverage its balance sheet, total assets decreased to $3.02 billion, at March 31, 2010, a 5% decline from $3.16 billion at December 31, 2009, and a 22% decline from $3.88 billion at March 31, 2009. Gross loans, net of deferred loan fees, were $2.68 billion as of March 31, 2010, down 5% from $2.82 billion at December 31, 2009, and down 19% from $3.32 billion at March 31, 2009.
“Our depositors have been supportive of the bank during these difficult times and we appreciate their loyalty in helping us to continue to build core deposits,” stated Yoo. “We are continuing to reduce our reliance on brokered deposits as we continue to de-leverage our balance sheet.” Total deposits decreased 17% year over year and 4% during the quarter with jumbo CDs and other time deposits down 14% and 60%, respectively, compared to a year ago. Total deposits were $2.65 billion at March 31, 2010, compared to $2.75 billion at December 31, 2009, and $3.20 billion at March 31, 2009. Demand deposits increased 3.4%, to $575.0 million at the end of the first quarter from $556.3 million at December 31, 2009. “We continue to reduce our reliance on wholesale funding, reflecting a decrease in brokered deposits from a year ago. FHLB advances are down 51% from a year ago to $153.9 million.”
“We continue to maintain strong liquidity in order to meet our customers’ needs. We have a sound mix of funding sources, including core deposits, which are increasing, sale of long-term assets such as non-performing loans, and our contingent borrowing lines with the Federal Home Loan Bank and Federal Reserve Bank,” said Brian Cho, Chief Financial Officer.
Results of Operations
Net interest income before provision for credit losses totaled $27.3 million, a 4% decrease from $28.4 million in the preceding quarter and an 18% increase from the $23.1 million in first quarter a year ago, with lower cost of funds offsetting lower yields on interest earning assets.
The average yield on the loan portfolio was 5.38% in the first quarter of 2010, a 16 basis point decrease from the prior quarter, reflecting the increase of nonaccrual loans. The cost of average interest-bearing deposits in the first quarter was 1.87%, down 39 basis points from the fourth quarter of 2009. As a result, Hanmi’s net interest margin improved 23 basis points to 3.69% up from 3.46% percent in the fourth quarter of 2009.
The provision for credit losses in the first quarter of 2010 was $58.0 million, compared to $77.0 million in the prior quarter and $46.0 million in the first quarter a year ago. The provision in all periods was well above the rate of net charge-offs, taken in the respective periods. The provision for loan losses increased primarily due to the increase of historical loss ratios used in ALLL migration analysis which was the result of the elevated level of net charge-offs in recent quarters.
Total non-interest income in the first quarter of 2010 was $7.0 million compared to $7.8 million in the fourth quarter of 2009 and $8.5 million in the first quarter of 2009. Lower gains from asset sales and reduced fee income caused by the slow economy contributed to the decline in non-interest income. In addition, gains from sales of SBA loans were deferred to the second quarter due to changes in the accounting rules for such sales.
In the first quarter of 2010, net gain on sales of investment securities decreased by $1.1 million to $105,000 from $1.2 million in the first quarter a year ago. In the fourth quarter of 2009, $54.6 million of investment securities were sold, generating solid profits in the quarter, whereas in the first quarter of 2010, only $3.1 million in securities were sold.
First quarter service charges on deposit accounts decreased to $3.7 million, a 14% decline from $4.3 million for the first quarter of 2009, reflecting lower overdraft charges and reduced fees from account analysis. Insurance commission increased 8% to $1.3 million in the first quarter of 2010 from $1.2 million in the first quarter a year ago as the marketing campaign for insurance products met with success throughout the branch banking network. Remittance fees and loan-related servicing fees both dropped slightly in the first quarter from a year ago. Fees generated from international trade finance decreased 31% to $351,000 in the first quarter of 2010 from $506,000 in the first quarter a year ago, reflecting the decrease of import and export letters of credit.
Total non-interest expense in the first quarter of 2010 was $26.2 million, up from $22.7 million in the fourth quarter of 2009 and $18.4 million in the first quarter a year ago. Continuing high levels of expenditures for OREO management and credit collections expenses were the primary drivers of higher operating expense, coupled with higher FDIC insurance premiums . “We completed the foreclosure of an 88-unit condominium project in Northern California last year and booked a $4 million write down on the property during the first quarter to bring the carrying value to $22 million,” Cho noted. “These added expenses is not typical for our operations and was the major component of the $5.7 million OREO expense in the first quarter of 2010 ” In the fourth quarter of 2009, OREO expenses was $873,000 and it was just $143,000 in the first quarter a year ago.
About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.
Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration (“SBA”) loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Sources: http://www.laedc.org/reports/Forecast-2010-02.pdf
Contact
Hanmi Financial Corporation

BRIAN E. CHO	DAVID YANG
Chief Financial Officer	Investor Relations and Corporate Planning
(213) 368-3200	(213) 637-4798

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2010	2009	Change	2009	Change
ASSETS

Cash and Due from Banks	$59,677	$55,263	8.0%	$62,965	(5.2)%
Interest-Bearing Deposits in Other Banks	139,540	98,847	41.2%	168,035	(17.0)%
Federal Funds Sold	—	—	—	90,000	(100.0)%

Cash and Cash Equivalents	199,217	154,110	29.3%	321,000	(37.9)%

Investment Securities	114,231	133,289	(14.3)%	164,362	(30.5)%

Loans:
Gross Loans, Net of Deferred Loan Fees	2,682,890	2,819,060	(4.8)%	3,318,382	(19.2)%
Allowance for Loan Losses	(177,820)	(144,996)	22.6%	(104,943)	69.4%

Loans Receivable, Net	2,505,070	2,674,064	(6.3)%	3,213,439	(22.0)%

Due from Customers on Acceptances	1,914	994	92.6%	2,176	(12.0)%
Premises and Equipment, Net	18,236	18,657	(2.3)%	20,269	(10.0)%
Accrued Interest Receivable	9,026	9,492	(4.9)%	11,702	(22.9)%
Other Real Estate Owned, Net	22,399	26,306	(14.9)%	1,206	1,757.3%
Deferred Income Taxes, Net	—	3,608	(100.0)%	28,599	(100.0)%
Servicing Assets	3,590	3,842	(6.6)%	3,630	(1.1)%
Other Intangible Assets, Net	3,055	3,382	(9.7)%	4,521	(32.4)%
Investment in Federal Home Loan Bank Stock, at Cost	30,697	30,697	—	30,697	—
Investment in Federal Reserve Bank Stock, at Cost	7,878	7,878	—	10,228	(23.0)%
Bank-Owned Life Insurance	26,639	26,408	0.9%	25,710	3.6%
Income Taxes Receivable	59,680	56,554	5.5%	27,211	119.3%
Other Assets	16,669	13,425	24.2%	16,145	3.2%

TOTAL ASSETS	$3,018,301	$3,162,706	(4.6)%	$3,880,895	(22.2)%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-Bearing	$575,015	$556,306	3.4%	$542,521	6.0%
Interest-Bearing	2,075,265	2,193,021	(5.4)%	2,653,588	(21.8)%

Total Deposits	2,650,280	2,749,327	(3.6)%	3,196,109	(17.1)%

Accrued Interest Payable	13,146	12,606	4.3%	27,234	(51.7)%
Bank Acceptances Outstanding	1,914	994	92.6%	2,176	(12.0)%
Federal Home Loan Bank Advances	153,898	153,978	(0.1)%	311,075	(50.5)%
Other Borrowings	4,428	1,747	153.5%	1,761	151.4%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Accrued Expenses and Other Liabilities	11,207	11,904	(5.9)%	11,891	(5.8)%

Total Liabilities	2,917,279	3,012,962	(3.2)%	3,632,652	(19.7)%

Stockholders’ Equity	101,022	149,744	(32.5)%	248,243	(59.3)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,018,301	$3,162,706	(4.6)%	$3,880,895	(22.2)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,	Dec. 31,	%	March 31,	%
	2010	2009	Change	2009	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$36,695	$40,810	(10.1)%	$45,085	(18.6)%
Taxable Interest on Investment Securities	1,070	1,414	(24.3)%	1,350	(20.7)%
Tax-Exempt Interest on Investment Securities	77	432	(82.2)%	643	(88.0)%
Interest on Term Federal Funds Sold	—	30	(100.0)%	700	(100.0)%
Dividends on Federal Reserve Bank Stock	118	136	(13.2)%	153	(22.9)%
Interest on Federal Funds Sold and Securities Purchased Under Resale Agreements	17	65	(73.8)%	82	(79.3)%
Interest on Interest-Bearing Deposits in Other Banks	55	70	(21.4)%	2	2,650.0%
Dividends on Federal Home Loan Bank Stock	21	—	—	—	—

Total Interest and Dividend Income	38,053	42,957	(11.4)%	48,015	(20.7)%

INTEREST EXPENSE:
Interest on Deposits	9,704	13,410	(27.6)%	22,785	(57.4)%
Interest on Federal Home Loan Bank Advances	346	412	(16.0)%	1,112	(68.9)%
Interest on Junior Subordinated Debentures	669	690	(3.0)%	988	(32.3)%

Total Interest Expense	10,719	14,512	(26.1)%	24,885	(56.9)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	27,334	28,445	(3.9)%	23,130	18.2%
Provision for Credit Losses	57,996	77,000	(24.7)%	45,953	26.2%

NET INTEREST INCOME (LOSS) AFTER PROVISION FOR CREDIT LOSSES	(30,662)	(48,555)	(36.9)%	(22,823)	34.3%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,726	4,022	(7.4)%	4,315	(13.7)%
Insurance Commissions	1,278	1,062	20.3%	1,182	8.1%
Remittance Fees	462	530	(12.8)%	523	(11.7)%
Other Service Charges and Fees	412	371	11.1%	483	(14.7)%
Trade Finance Fees	351	439	(20.0)%	506	(30.6)%
Bank-Owned Life Insurance Income	231	237	(2.5)%	234	(1.3)%
Net Gain on Sales of Investment Securities	105	665	(84.2)%	1,167	(91.0)%
Net Gain on Sales of Loans	—	354	(100.0)%	2	(100.0)%
Other Operating Income (Loss)	440	159	176.7%	66	566.7%

Total Non-Interest Income	7,005	7,839	(10.6)%	8,478	(17.4)%

NON-INTEREST EXPENSE:
Salaries and Employee Benefits	8,786	8,442	4.1%	7,503	17.1%
Other Real Estate Owned Expense	5,700	873	552.9%	143	3,886.0%
Occupancy and Equipment	2,725	2,733	(0.3)%	2,884	(5.5)%
Deposit Insurance Premiums and Regulatory Assessments	2,224	2,998	(25.8)%	1,490	49.3%
Data Processing	1,499	1,606	(6.7)%	1,536	(2.4)%
Professional Fees	1,066	1,354	(21.3)%	616	73.1%
Advertising and Promotion	535	762	(29.8)%	569	(6.0)%
Supplies and Communications	517	580	(10.9)%	570	(9.3)%
Amortization of Other Intangible Assets	328	354	(7.3)%	429	(23.5)%
Loan-Related Expense	307	357	(14.0)%	181	69.6%
Other Operating Expenses	2,537	2,651	(4.3)%	2,429	4.4%

Total Non-Interest Expense	26,224	22,710	15.5%	18,350	42.9%

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(49,881)	(63,426)	(21.4)%	(32,695)	52.6%
Provision (Benefit) for Income Taxes	(395)	(27,545)	(98.6)%	(15,499)	(97.5)%

NET LOSS	$(49,486)	$(35,881)	37.9%	$(17,196)	187.8%

LOSS PER SHARE:
Basic	$(0.97)	$(0.70)	38.6%	$(0.37)	162.2%
Diluted	$(0.97)	$(0.70)	38.6%	$(0.37)	162.2%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	50,998,990	50,998,103		45,891,043
Diluted	50,998,990	50,998,103		45,891,043

SHARES OUTSTANDING AT PERIOD-END	51,182,390	51,182,390		45,940,967

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2010	2009	Change	2009	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,765,701	$2,924,722	(5.4)%	$3,349,085	(17.4)%
Average Investment Securities	125,340	182,635	(31.4)%	182,284	(31.2)%
Average Interest-Earning Assets	3,010,938	3,291,042	(8.5)%	3,806,186	(20.9)%
Average Total Assets	3,086,198	3,356,383	(8.0)%	3,946,727	(21.8)%
Average Deposits	2,662,960	2,914,794	(8.6)%	3,202,032	(16.8)%
Average Borrowings	257,132	244,704	5.1%	440,053	(41.6)%
Average Interest-Bearing Liabilities	2,360,992	2,598,520	(9.1)%	3,115,332	(24.2)%
Average Stockholders’ Equity	137,931	164,767	(16.3)%	263,553	(47.7)%
Average Tangible Equity	134,679	161,169	(16.4)%	258,775	(48.0)%

PERFORMANCE RATIOS (Annualized):
Return on Average Assets	(6.50)%	(4.24)%		(1.77)%
Return on Average Stockholders’ Equity	(145.50)%	(86.40)%		(26.46)%
Return on Average Tangible Equity	(149.02)%	(88.33)%		(26.95)%
Efficiency Ratio	76.37%	62.59%		58.05%
Net Interest Spread (1)	3.29%	2.99%		1.91%
Net Interest Margin (1)	3.69%	3.46%		2.50%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$144,996	$124,768	16.2%	$70,986	104.3%
Provision Charged to Operating Expense	59,217	77,540	(23.6)%	45,770	29.4%
Charge-Offs, Net of Recoveries	(26,393)	(57,312)	(53.9)%	(11,813)	123.4%

Balance at End of Period	$177,820	$144,996	22.6%	$104,943	69.4%

Allowance for Loan Losses to Total Gross Loans	6.63%	5.14%		3.16%
Allowance for Loan Losses to Total Non-Performing Loans	67.81%	66.19%		67.13%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$3,876	$4,416	(12.2)%	$4,096	(5.4)%
Provision Charged to Operating Expense	(1,221)	(540)	126.1%	183	(31.1)%

Balance at End of Period	$2,655	$3,876	(31.5)%	$4,279	(38.0)%

	57,996	77,000	(24.7)%

(1)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2010	2009	Change	2009	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$262,232	$219,000	19.7%	$155,508	68.6%
Loans 90 Days or More Past Due and Still Accruing	—	67	(100.0)%	823	(100.0)%

Total Non-Performing Loans	262,232	219,067	19.7%	156,331	67.7%
Other Real Estate Owned, Net	22,399	26,306	(14.9)%	1,206	1,757.3%

Total Non-Performing Assets	$284,631	$245,373	16.0%	$157,537	80.7%

Total Non-Performing Loans/Total Gross Loans	9.77%	7.77%		4.71%
Total Non-Performing Assets/Total Assets	9.43%	7.76%		4.06%
Total Non-Performing Assets/Allowance for Loan Losses	160.1%	169.2%		150.1%

DELINQUENT LOANS (Accrual Status)	$68,640	$41,151	66.8%	$48,046	42.9%

Delinquent Loans (Accrual Status)/Total Gross Loans	2.56%	1.46%		1.45%

LOAN PORTFOLIO:
Real Estate Loans	$986,417	$1,043,097	(5.4)%	$1,185,054	(16.8)%
Commercial and Industrial Loans (2)	1,638,550	1,714,212	(4.4)%	2,055,209	(20.3)%
Consumer Loans	58,886	63,303	(7.0)%	79,459	(25.9)%

Total Gross Loans	2,683,853	2,820,612	(4.8)%	3,319,722	(19.2)%
Deferred Loan Fees	(963)	(1,552)	(38.0)%	(1,340)	(28.1)%

Gross Loans, Net of Deferred Loan Fees	2,682,890	2,819,060	(4.8)%	3,318,382	(19.2)%
Allowance for Loan Losses	(177,820)	(144,996)	22.6%	(104,943)	69.4%

Loans Receivable, Net	$2,505,070	$2,674,064	(6.3)%	$3,213,439	(22.0)%

LOAN MIX:
Real Estate Loans	36.8%	37.0%		35.7%
Commercial and Industrial Loans (2)	61.1%	60.8%		61.9%
Consumer Loans	2.1%	2.2%		2.4%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$575,015	$556,306	3.4%	$542,521	6.0%
Savings	121,041	111,172	8.9%	82,824	46.1%
Money Market Checking and NOW Accounts	488,366	685,858	(28.8)%	308,383	58.4%
Time Deposits of $100,000 or More	1,048,688	815,190	28.6%	1,218,826	(14.0)%
Other Time Deposits	417,170	580,801	(28.2)%	1,043,555	(60.0)%

Total Deposits	$2,650,280	$2,749,327	(3.6)%	$3,196,109	(17.1)%

DEPOSIT MIX:
Demand — Noninterest-Bearing	21.7%	20.2%		17.0%
Savings	4.6%	4.0%		2.6%
Money Market Checking and NOW Accounts	18.4%	24.9%		9.6%
Time Deposits of $100,000 or More	39.6%	29.7%		38.1%
Other Time Deposits	15.7%	21.2%		32.7%

Total Deposits	100.0%	100.0%		100.0%

CAPITAL RATIOS (Bank Only):
Total Risk-Based	7.81%	9.07%		10.50%
Tier 1 Risk-Based	6.49%	7.77%		9.22%
Tier 1 Leverage	5.68%	6.69%		8.10%

(2)	Commercial and industrial loans include owner-occupied property loans of $1,08 billion, $1,15 billion and $1,23 billion as of March 31, 2010, December 31, 2009, and March 31, 2009, respectively.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31, 2010			December 31, 2009			March 31, 2009
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$836,147	$11,374	5.52%	$861,831	$11,872	5.47%	$914,632	$12,937	5.74%
Construction	113,115	1,394	5.00%	130,400	1,342	4.08%	180,026	1,547	3.49%
Residential Property	74,077	783	4.29%	80,257	997	4.93%	90,490	1,163	5.21%

Total Real Estate Loans	1,023,339	13,551	5.37%	1,072,488	14,211	5.26%	1,185,148	15,647	5.35%
Commercial and Industrial Loans (1)	1,682,429	22,235	5.36%	1,787,795	25,472	5.65%	2,083,951	28,237	5.50%
Consumer Loans	61,197	849	5.63%	66,074	965	5.79%	81,244	1,153	5.76%

Total Gross Loans	2,766,965	36,635	5.37%	2,926,357	40,648	5.51%	3,350,343	45,037	5.45%
Prepayment Penalty Income	—	60	—	—	162	—	—	48	—
Unearned Income on Loans, Net of Costs	(1,264)	—	—	(1,635)	—	—	(1,258)	—	—

Gross Loans, Net	2,765,701	36,695	5.38%	2,924,722	40,810	5.54%	3,349,085	45,085	5.46%

Investment Securities:
Municipal Bonds (2)	7,549	118	6.25%	41,653	665	6.39%	58,886	989	6.72%
U.S. Government Agency Securities	32,120	383	4.77%	36,500	437	4.79%	9,578	96	4.01%
Mortgage-Backed Securities	61,920	490	3.17%	77,354	738	3.82%	75,716	895	4.73%
Collateralized Mortgage Obligations	11,382	113	3.97%	14,312	143	4.00%	33,631	348	4.14%
Corporate Bonds	—	—	—	286	—	—	159	(22)	-55.35%
Other Securities	12,369	98	3.17%	12,530	97	3.10%	4,314	33	3.06%

Total Investment Securities (2)	125,340	1,202	3.84%	182,635	2,080	4.56%	182,284	2,339	5.13%

Other Interest-Earning Assets:
Equity Securities	39,369	125	1.27%	40,605	136	1.34%	41,727	153	1.49%
Federal Funds Sold and Securities Purchased Under Resale Agreements	14,118	17	0.48%	51,713	65	0.50%	94,585	82	0.35%
Term Federal Funds Sold	—	—	—	8,500	30	1.41%	138,344	700	2.05%
Interest-Bearing Deposits in Other Banks	66,410	55	0.33%	82,867	70	0.34%	161	2	5.04%

Total Other Interest-Earning Assets	119,897	197	0.66%	183,685	301	0.66%	274,817	937	1.38%

TOTAL INTEREST-EARNING ASSETS (2)	$3,010,938	$38,094	5.13%	$3,291,042	$43,191	5.21%	$3,806,186	$48,361	5.15%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$115,625	$824	2.89%	$104,068	$711	2.71%	$82,029	$505	2.50%
Money Market Checking and NOW Accounts	558,916	1,622	1.18%	733,063	3,508	1.90%	343,354	1,854	2.19%
Time Deposits of $100,000 or More	924,055	4,677	2.05%	835,726	4,930	2.34%	1,078,650	10,322	3.88%
Other Time Deposits	505,264	2,581	2.07%	680,959	4,261	2.48%	1,171,246	10,104	3.50%

Total Interest-Bearing Deposits	2,103,860	9,704	1.87%	2,353,816	13,410	2.26%	2,675,279	22,785	3.45%

Borrowings:
FHLB Advances	173,062	346	0.81%	160,754	412	1.02%	356,190	1,112	1.27%
Other Borrowings	1,664	—	0.00%	1,544	—	0.00%	1,457	—	0.00%
Junior Subordinated Debentures	82,406	669	3.29%	82,406	690	3.32%	82,406	988	4.86%

Total Borrowings	257,132	1,015	1.60%	244,704	1,102	1.79%	440,053	2,100	1.94%

TOTAL INTEREST-BEARING LIABILITIES	$2,360,992	$10,719	1.84%	$2,598,520	$14,512	2.22%	$3,115,332	$24,885	3.24%

NET INTEREST INCOME (2)		$27,375			$28,679			$23,476

NET INTEREST SPREAD (2)			3.29%			2.99%			1.91%

NET INTEREST MARGIN (2)			3.69%			3.46%			2.50%

(1)	Commercial and industrial loans include owner-occupied commercial real estate loans

(2)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.